EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Nos. 333-169079 and 333-182372) on Form S-8 of Oneida Financial Corp. of our report dated March 25, 2015 relating to the financial statements of Oneida Financial Corp. for the year ended December 31, 2014, appearing in this Annual Report on Form 10-K.

/s/ Crowe Horwath LLP
Crowe Horwath LLP

New York, New York
March 25, 2015